                          MOLTEN METAL TECHNOLOGY, INC.

      COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME (LOSS) PER SHARE

                                                             QUARTER ENDED MARCH 31,
                                                             -----------------------
                                                               1996           1995
                                                               ----           ----
PRIMARY NET INCOME (LOSS) PER SHARE:

 Net income (loss)                                          $   215,428   $(3,003,792)
                                                            ===========   ===========

Weighted average common shares outstanding                   22,859,947    22,201,430
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                              4,633,943            --
                                                            -----------   -----------
    Common and common equivalent shares, where applicable    27,493,890    22,201,430
                                                            ===========   ===========

    Net income (loss) per share                             $      0.01   $     (0.14)
                                                            ===========   ===========


NET INCOME (LOSS) PER SHARE ASSUMING FULL DILUTION:

 Net income (loss)                                          $   215,428   $(3,003,792)
                                                            ===========   ===========

Weighted average common shares outstanding                   22,859,947    22,201,430
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                              4,633,943            --
                                                            -----------   -----------
    Common and common equivalent shares, where applicable    27,493,890    22,201,430
                                                            ===========   ===========

    Net income (loss) per share                             $      0.01   $     (0.14)
                                                            ===========   ===========




(i) For the quarter ended March 31, 1995, the incremental shares from the use of the treasury stock method for stock options and warrants have been excluded from the computation since their effect is anti-dilutive.

